usbank (logo)

Global Corporate Trust
190 S. LaSalle Street, 7th Floor
MK-IL-SL7C
Chicago, IL 60603

usbank.com

Annual Statement of Compliance

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7

VIA: EMAIL

Banc of America Merrill Lynch Commercial Mortgage Inc.

One Bryant Park

New York, New York 10036

Attention: Leland F. Bunch, III

leland.f.bunch@baml.com

Beresford Energy Corp.

c/o Elliott Management Corporation

40 W. 57th Street

New York, NY 10019

Email: CMBSNotices@elliottmgmt.com

Credit Suisse First Boston Mortgage Securities Corp.

11 Madison Avenue

New York, New York 10010

Attention: Dante Larocca

Email: dante.larocca@credit-suisse.com

17g5informationprovider@usbank.com

Re:	Pooling and Servicing Agreement dated as of September 1, 2015 (the “Agreement”) between Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Pentalpha Surveillance LLC, as Trust Advisor, U.S. Bank National Association, as Trustee, Certificate Administrator, Certificate Registrar, Authenticating Agent and Custodian.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

(1)  A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2)  To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Page 1 of 2	Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Annual Statement of Compliance

usbank (logo)

Date: February 28 , 2024

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Page 2 of 2	Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
Annual Statement of Compliance